State of Utah
Department of Commerce
Division of Corporations and Commercial Code

I Hereby certify that the foregoing has been filed and approved on the 2nd day of Nov 1993 in the office of this Division and hereby issue this Certificate thereof.

Examiner: BS Date 11/3/93

Korla T. Woods
KORLA T. WOODS
Division Director

1020601

RECEIVED

1993 NOV -2 AM 9:45

DIVISION OF CORPORATIONS

BJS

# ARTICLES OF EXCHANGE

for Consolidated Holdings Corporation
(UTAH)

1. Pursuant to a Plan of Reorganization ("Agreement"), CONSOLIDATED HOLDINGS CORP. a Utah corporation (the "Company"), will acquire (the "Exchange") all of the issued and outstanding shares of common and preferred stock of MIDCONTINENT PETROLEUM CORPORATION, a Missouri corporation ("MPC"), as follows:

All 1,980 shares of common stock and all 492 shares of preferred stock of MPC will be acquired by the Company in exchange for an aggregate of 2,639,280 shares of the Company's common stock.

2. The Plan was approved by the stockholders of MPC owning all 1,980 issued and outstanding shares of common stock and all 492 shares of issued and outstanding preferred stock of MPC in accordance with the requirements of Missouri General and Business Corporation Law.

3. The stockholders of the Company duly approved the adoption of the Agreement, the performance of its terms and all other required action to effectuate the Exchange as follows:

| Class | No. of Shares Issued and Outstanding | No. of Shares Voted For | No. of Shares Voted Against |
|---|---|---|---|
| Common | 5,530,840 | 3,058,224 | 100 |
| Series A Preferred | 2,465,982 | 1,891,912 | 50 |
| Series B Preferred | 2,484,580 | 1,733,962 | 50 |

The foregoing number of votes cast for the Agreement by each voting group entitled to vote separately was sufficient for approval by that voting group.

**IN WITNESS WHEREOF**, the Company and MPC have caused this certificate to be signed and acknowledged by their Presidents and their Secretaries, this 19th day of October , 1993.

CONSOLIDATED HOLDINGS CORP.

By: ______________________
Kevin Kading, President

______________________
John Wehrung, Secretary

MIDCONTINENT PETROLEUM CORPORATION

By: ______________________
Timothy N. Vujnich, President

______________________, Secretary

BJS

33061100022

# ARTICLES OF EXCHANGE

(UTAH)

1. Pursuant to a Plan of Reorganization ("Agreement"), CONSOLIDATED HOLDINGS CORP. a Utah corporation (the "Company"), will acquire (the "Exchange") all of the issued and outstanding shares of common and preferred stock of MIDCONTINENT PETROLEUM CORPORATION, a Missouri corporation ("MPC"), as follows:

All 1,980 shares of common stock and all ~~2,750~~ 492 (TW) shares of preferred stock of MPC will be acquired by the Company in exchange for an aggregate of ~~2,640,000~~ (TW) 2,634,280 shares of the Company's common stock.

2. The Plan was approved by the stockholders of MPC owning all 1,980 issued and outstanding shares of common stock and all ~~2,750~~ 492 (TW) shares of issued and outstanding preferred stock of MPC in accordance with the requirements of Missouri General and Business Corporation Law.

3. The stockholders of the Company duly approved the adoption of the Agreement, the performance of its terms and all other required action to effectuate the Exchange as follows:

| Class | No. of Shares Issued and Outstanding | No. of Shares Voted For | No. of Shares Voted Against |
|---|---|---|---|
| Common | 5,530,840 | 3,055,224 | 100 |
| Series A Preferred | 2,465,982 | 1,891,912 | 50 |
| Series B Preferred | 2,484,580 | 1,733,962 | 50 |

The foregoing number of votes cast for the Agreement by each voting group entitled to vote separately was sufficient for approval by that voting group.

**IN WITNESS WHEREOF**, the Company and MPC have caused this certificate to be signed and acknowledged by their Presidents and their Secretaries, this 19th day of ~~September~~ October (TW), 1993.

CONSOLIDATED HOLDINGS CORP.

By: ______________________
Kevin Kading, President

______________________
John Wehrung, Secretary

MIDCONTINENT PETROLEUM CORPORATION

By: ______________________
Timothy N. Vujnich, President

______________________, Secretary

STATE OF NEW YORK

ss:

COUNTY OF NEW YORK

On this 19th day of October, 1993 before me the undersigned officer, personally appeared KEVIN KADING who, being first duly sworn by me, declared that he is the President of CONSOLIDATED HOLDINGS CORP., and that he being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such officer; and that the statements therein contained are true.

IN WITNESS WHEREOF I have hereunto set me hand and official seal.

(Notarial Seal)

RICHARD FEINER
NOTARY PUBLIC, STATE OF NEW YORK
NO. 5009313
QUALIFIED IN WESTCHESTER COUNTY
COMMISSION EXPIRES MARCH 8, 1995

Notary Public

STATE OF NEW YORK

ss:

COUNTY OF NEW YORK

On this 19th day of October, 1993 before me the undersigned officer, personally appeared JOHN WEHRUNG who, being first duly sworn by me, declared that he is the Vice President of CONSOLIDATED HOLDINGS CORP., and that he being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such officer; and that the statements therein contained are true.

IN WITNESS WHEREOF I have hereunto set me hand and official seal.

(Notarial Seal)

Notary Public

RICHARD FEINER
NOTARY PUBLIC, STATE OF NEW YORK
NO. 5009313
QUALIFIED IN WESTCHESTER COUNTY
COMMISSION EXPIRES MARCH 8, 1995

STATE OF Missouri

ss:

COUNTY OF St Louis

On this 19th day of October, 1993 before me the undersigned officer, personally appeared TIMOTHY N. VUJNICH, being first duly sworn by me, declared that he is the President and Secretary of MIDCONTINENT PETROLEUM CORP., and that he being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such officers and that the statements therein contained are true.

IN WITNESS WHEREOF I have hereunto set me hand and official seal.

(Notarial Seal)

Susan Cantagi, Notary Public
St. Louis City, State of Missouri
My Commission Expires 9/24/95

Susan Cantagi
Notary Public